Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made as of the 22nd day of March 2017, by and between, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”) and the holder identified on the signature page hereto (“Investor”). Capitalized terms not defined herein shall have the meaning as set forth in the Exchanged Notes (as defined below).

R E C I T A L S

A.     On October 31, 2014, the Company and Interpace Diagnostics, LLC issued a Non-Negotiable Subordinated Secured Promissory Note (the “Note”) to RedPath Equityholder Representative, LLC (the “Original Investor”) with an aggregate principal amount currently outstanding of $9,336,250.00.

B.     Immediately prior to the Closing Date (as defined below), the Investor will acquire (from the Original Investor) the Note with an aggregate principal amount currently outstanding of $9,336,250.00 (the “Existing Note”) pursuant to that certain Purchase Agreement in the form attached hereto as Exhibit A (the “Purchase Agreement”).

C.     The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Company and the Investor shall exchange the Existing Note for (i) a senior secured convertible note in the form attached hereto as Exhibit B-1, with an aggregate principal amount of $5,321,662.50 (the “Exchanged Convertible Note”), convertible into Common Stock (as defined below) in accordance therewith (the Exchanged Convertible Note as converted, the “Exchanged Conversion Shares”) and (ii) a senior secured note in the form attached hereto as Exhibit B-2, with an aggregate principal amount of $3,547,775.00 (the “Exchanged Non-Convertible Note”, and together with the Exchanged Convertible Note, the “Exchanged Notes”, and together with the Exchanged Conversion Shares, the “Exchanged Securities”).

D.     The exchange of the Existing Note for the Exchanged Notes is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

E.     The Exchanged Notes will rank senior to all outstanding and future Indebtedness (as defined below), of the Company and its Material Subsidiaries (as defined below) (other than the Permitted Senior Indebtedness), and the Exchanged Notes will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its Material Subsidiaries (other than the Permitted Senior Indebtedness, including a pledge of all of the capital stock of each of the Material Subsidiaries, as evidenced by (i) an amended and restated security agreement in the form attached hereto as Exhibit C (the “Security Agreement”, and together with the Security Agreement, the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (ii) an amended and restated guaranty executed by each Material Subsidiary of the Company, in the form attached hereto as Exhibit D (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under the Exchange Documents (as defined below).

A G R E E M E N T

1.     Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below) the Investor shall, and the Company shall, pursuant to Section 4(a)(2) of the Securities Act, exchange the Existing Note for the Exchanged Notes. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1.1 to 1.5, the “Exchange”):

1.1     Delivery. In exchange for the Existing Note, the Company shall deliver or cause to be delivered to the Investor the Exchanged Notes. As of the Closing Date, all of the Investor’s rights under the Existing Note shall be extinguished.

1.2     Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.3     Purchase Price. The Exchanged Notes shall be issued to the Investor in exchange for the Existing Note without the payment of any additional consideration.

1.4     Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Investor or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on the date hereof or such other date as is mutually acceptable to the Investor and the Company (the “Closing Date”).

1.5     Release. At such time (the “Release Date”), as both (x) the Exchanged Convertible Note has less than $2,394,748.13 in aggregate principal amount outstanding and (y) the Exchanged Non-Convertible Note has less than $1,596,498.75 in aggregate principal amount outstanding, the Investor shall release its security interest arising pursuant to the Security Documents and the Guaranty.

2.     Company Representations and Warranties. As of the date hereof and as of the Closing Date:

2.1     Organization and Qualification. The Company and each of its Material Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Material Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) the transactions contemplated hereby or in any of the other Exchange Documents (as defined below) or (iii) the authority or ability of the Company and its Material Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” “Material Subsidiaries” means, collectively, Interpace Diagnostics Corporation, a Delaware corporation and Interpace Diagnostics, LLC, a Delaware limited liability company and any other, direct or indirect, “significant subsidiary” of the Company (as defined in Regulation S-X of the Securities Act of 1933 and the 1934 Act (as defined below)). Each Subsidiary of the Company that is not a “Material Subsidiary” has no material assets or liabilities as of the date hereof and as of the Closing Date (each, an “Inactive Subsidiary”). For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

2.2     Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Security Documents, the Guaranties, the Exchanged Securities and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchanged Securities in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchanged Notes and the reservation for issuance and issuance of Exchanged Conversion Shares issuable upon conversion of the Exchanged Convertible Note has been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.3     No Conflict. Except as set forth on Schedule 2.3, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchanged Notes and reservation for issuance and issuance of the Exchanged Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

2.4     No Consents. Except as provided on Schedule 2.4, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies and filing of UCC financing statements), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

2.5     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Exchanged Securities is exempt from registration under the Securities Act. The offer and issuance of the Exchanged Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) thereof.

2.6	Status of Notes; Issuance of Exchanged Securities.

(a)     The Existing Note is a “security” under the rules and regulations of the Securities Act. Immediately prior to the closing of the transactions contemplated by the Purchase Agreement, (i) the Original Investor has good and valid title to the Note free and clear of preemptive or similar rights, security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money or encumbrances of any kind (“Liens”), (ii) to the knowledge of the Company, the Original Investor has not previously sold, transferred, encumbered or released any part of the Note, (iii) the Note is a bona fide outstanding note owed by the Company to the Original Investor, and represents enforceable obligations arising in the in connection with a merger transaction, for money either (x) loaned to the Company by the Original Investor or (y) due and payable to the Original Investor for services rendered pursuant to a written agreement, by and between the Original Investor and the Company (and/or one or more of its Material Subsidiaries), in each case, in good faith, (iv) to the knowledge of the Company, the Original Investor did not acquire the Note in contemplation of any sale or distribution of any securities of the Company, (v) the purchase and sale of the Note as contemplated by the Purchase Agreement will (A) pass good and marketable title to the Note to the Investor, free and clear of all Liens, and (B) convey to the Investor, free and clear of all Liens, any and all rights and benefits incident to the ownership of the Note, and (vi) except as described on Schedule 2.6(a) attached hereto, there has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Note The Note is not subject to dispute and there is no action based on the Note that is currently pending in any court or other legal venue and, to the Company’s knowledge, no judgments based upon the Note has been previously entered in any legal proceeding. The Company has not delivered or received any written notice from any person challenging or disputing the Note, or any portion thereof, and the Company is unconditionally obligated to pay the entire $9,336,250.00 in aggregate principal amount outstanding under the Note without defense, counterclaim or offset. No default or event of default or other breach of any term or condition of the Note (or event which, upon the passage of time, would reasonably be expected to result in a default or an event of default or other breach of any term or condition of the Note) by the Company or any of its Subsidiaries exists as of the date hereof, nor will an event of default by the Company or any of its Subsidiaries exists as of the Closing Date.

(b)     Neither the Exchanged Notes nor the Exchanged Conversion Shares shall bear any restrictive legend and, upon any conversion of the Exchanged Convertible Note, the Exchanged Conversion Shares shall be freely tradeable by the Investor. The issuance of the Exchanged Notes has been duly authorized and upon issuance is in accordance with the terms of the Exchange Documents and shall be validly issued, fully paid and non-assessable and free from all Liens. Upon issuance or conversion in accordance with the Exchanged Convertible Note, the Exchanged Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Rule 144(d)(3)(ii) under the Securities Act, the Exchanged Notes will have a Rule 144 holding period that will be deemed to have commenced as of October 31, 2014, the date of the original issuance of the Note to the Original Investor.

2.7        Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchanged Notes to be exchanged with the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.8     SEC Documents; Financial Statements. Except as set forth on Schedule 2.8, during the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Investor or its representatives. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, in the aggregate). No other information provided by or on behalf of the Company or any of its Subsidiaries to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

2.9     Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, which has not otherwise been disclosed in the SEC Documents. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Material Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Material Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

2.10     No Undisclosed Events, Liabilities, Developments or Circumstances. Except as provided on Schedule 2.10, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) would reasonably expected to have a material adverse effect on the Investor’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

2.11     Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation and, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or its Bylaws. None of the Material Subsidiaries of the Company are in violation of their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Material Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Material Subsidiaries, and neither the Company nor any of its Material Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which, in the aggregate, would not reasonably to be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing and except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably be expected to lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the one year prior to the date hereof, except as disclosed in the SEC Documents, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Material Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, in the aggregate, a Material Adverse Effect, and neither the Company nor any such Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect.

2.12     Foreign Corrupt Practices. Neither the Company, its Subsidiaries or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, in all material respects, nor to the knowledge of the Company, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)     (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)     assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

2.13     Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

2.14     Transactions With Affiliates. Except as disclosed in the SEC Documents, no current employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

2.15     Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, 4,993,175 are issued and outstanding and 315,814 shares are reserved for issuance pursuant to securities (other than the Existing Note) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which none are issued and outstanding. 54,254 shares of Common Stock are held in treasury. “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 29,232 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, to the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined in the Exchanged Convertible Notes), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as set forth on Schedule 2.15: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements (other than in connection with Permitted Indebtedness secured by Permitted Liens) securing obligations, other than obligations under such Permitted Indebtedness secured by Permitted Liens, in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchanged Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has furnished to the Investor true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

2.16     Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, except the Senior Permitted Indebtedness and as otherwise disclosed on Schedule 2.16, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) except for financing statements filed in connection with Permitted Indebtedness secured by Permitted Liens, has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’, taken as whole, respective businesses and which, in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

2.17     Litigation Except as set forth on Schedule 2.17, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors , whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of the Company, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the 1934 Act. Except as set forth in Schedule 2.17, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

2.18     Intellectual Property Rights. The Company and its Material Subsidiaries, to their knowledge, own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Each of the patents owned by the Company or any of its Material Subsidiaries is listed on Schedule 2.18. Except as set forth in Schedule 2.18, none of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Material Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Material Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights

2.19     Environmental Laws. (i) The Company and its Subsidiaries, (A) are in compliance with any and all Environmental Laws (as defined below), in all material respects, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i)     No Hazardous Materials:

(A)     have been disposed of or otherwise released from any Interest of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B)     are present on, over, beneath, in or upon an Interest or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Property or Interest has occurred that violates any Environmental Laws, which violation would reasonably be expected to have a Material Adverse Effect.

(ii)     Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Interest any Hazardous Materials in violation of any Environmental Laws, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii)     None of the Interests are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

2.20     Subsidiary Rights. The Company or one of its Material Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Material Subsidiaries as owned by the Company or such Material Subsidiary.

2.21     Tax Status. Except as set forth on Schedule 2.21, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim, except unpaid taxes being contested in good faith, if applicable. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

2.22     Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its Material Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its Material Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Material Subsidiaries.

2.23     Ranking of Exchanged Notes. Except with respect to the Permitted Loan Debt, no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Exchanged Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

2.24     Employee Relations. Neither the Company nor any of its Material Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Material Subsidiaries believe that their relations with their employees are good. To the knowledge of the Company, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Material Subsidiaries has notified the Company or any such Material Subsidiary that such officer intends to leave the Company or any such Material Subsidiary or otherwise terminate such officer’s employment with the Company or any such Material Subsidiary. No executive officer or other key employee of the Company or any of its Material Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Material Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Material Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.25     Title.

(a)     Real Property. Each of the Company and its Material Subsidiaries holds good title to all leases in real property held by the Company or any of its Material Subsidiaries (the “Real Property Leases”). The Real Property Leases held by the Company or any of its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Material Subsidiaries.

(b)     Fixtures and Equipment. Each of the Company and its Material Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Material Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (usual wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Material Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Material Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) Liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) any applicable Permitted Liens.

2.26     Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Material Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

2.27     Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

2.28     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Material Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company and its Material Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Material Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Material Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Material Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

3.     Investor’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Investor represents, warrants and covenants with and to the Company as follows:

3.1     Reliance on Exemptions. The Investor understands that the Exchanged Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Exchanged Securities.

3.2     No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchanged Securities or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchanged Securities.

3.3     Validity; Enforcement. This Agreement and the Exchange Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.4     No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Exchange Documents to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.5     Investment Risk; Sophistication. The Investor is acquiring the Notes hereunder in the ordinary course of its business. The Investor has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risk of such investment. The Investor is an “accredited investor” as defined in Regulation D under the Securities Act.

4.     Covenants.

4.1     Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

4.2     Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, on the first Business Day (as defined below) after the date of this Agreement, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the form of Exchanged Note as an exhibit thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

4.3     Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “blue sky” laws of the states of the United States following the date hereof, if any.

4.4     Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchanged Conversion Shares upon each trading market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Exchanged Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.4.

4.5     Fees. The Company shall reimburse the Investor for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, less $20,000 previously paid by the Company, to be paid on or prior to the date hereof (the “Investor Counsel Expense”). The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.6     Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchanged Notes (and upon conversion of the Exchanged Convertible Notes, the Exchanged Conversion Shares) may be tacked onto the holding period of the Existing Notes and the Exchanged Notes shall, consequently, be deemed to have been issued as of October 31, 2014 for purposes of Rule 144 and the Company agrees not to take a position contrary to this Section 4.6. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue Exchanged Conversion Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Investor and at the Company’s expense.

(a)     Material Subsidiary Guarantee. For so long as any Notes remain outstanding, unless the Release Date has occurred, on or prior to such date any entity becomes a Material Subsidiary of the Company, the Company shall cause each such Material Subsidiary to become party to the Guaranty by executing a joinder to the Security Agreement and the Guaranty reasonably satisfactory in form and substance to the Investor.

5.     Conditions to Company’s Obligations Hereunder.

The obligations of the Company to consummate the Exchange hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

5.1     The Investor shall have duly executed this Agreement and delivered the same to the Company.

5.2     The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

5.3     The closing of the purchase of the Existing Note pursuant to the Purchase Agreement shall have occurred.

6.     Conditions to Investor’s Obligations Hereunder.

The obligations of the Investor to consummate the Exchange hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1     The Company and each Material Subsidiary (as the case may be) shall have duly executed and delivered to the Investor each of the Exchange Documents to which it is a party and the Company shall have duly executed and delivered the Investor the Exchanged Notes.

6.2     The Investor shall have received the opinion of Pepper Hamilton LLP, the Company's counsel, dated as of the Closing Date, in the form acceptable to the Investor.

6.3     The Company shall have delivered to the Investor a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Investor, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

6.4     The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company and each of its Material Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

6.5     The Company shall have delivered to the Investor a certificate evidencing the Company's and each Material Subsidiary's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Material Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

6.6     The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

6.7     Each Material Subsidiary shall have delivered to the Investor a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Material Subsidiary's jurisdiction of incorporation within ten (10) days of the Closing Date.

6.8     The Company and each Material Subsidiary shall have delivered to the Investor a certificate, in the form acceptable to the Investor, executed by the Secretary of the Company and each Material Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 2.2 as adopted by the Company's and each Material Subsidiary's board of directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Material Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Material Subsidiary, each as in effect at the Closing.

6.9     Each and every representation and warranty of the Company shall be true and correct, in all material respects, as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct, in all material respects, as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form acceptable to the Investor.

6.10     The Company shall have delivered to the Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

6.11     The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

6.12     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Exchanged Securities, including without limitation, those required by the Principal Market, if any.

6.13     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

6.14     Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to have or result in a Material Adverse Effect.

6.15     The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Exchanged Conversion Shares.

6.16     In accordance with the terms of the Security Documents, the Company shall have delivered to the Investor (A) original certificates (I) representing the Material Subsidiaries' shares of capital stock to the extent such Material Subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Investor, desirable to perfect the security interests in all assets of the Company and its Material Subsidiaries (the “Perfection Certificate”).

6.17     The Company shall have delivered or caused to be delivered to the Investor (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Investor, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Investor, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Investor, shall not show any such Liens; and (B) a Perfection Certificate, duly completed and executed by the Company and each of its Material Subsidiaries, in form and substance satisfactory to the Investor.

6.18     The Investor shall have received the Security Agreement, duly executed by the Company and each of its Material Subsidiaries together with the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

6.19     With respect to the Intellectual Property Rights, if any, of the Company or any of its Material Subsidiaries, the Company and/or such Material Subsidiaries, as applicable, shall have duly executed and delivered to the Investor each Assignment For Security for the Intellectual Property Rights of the Company and its Material Subsidiaries, in the form attached as Exhibit A to the Security Agreement.

6.20     The closing of the purchase of the Existing Note pursuant to the Purchase Agreement shall have occurred.

6.21     The Company and its Material Subsidiaries shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.     Termination.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at any time after the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof other than Section 4.5 (Fees) shall be null and void and the parties shall continue to comply with all terms and conditions of the Exchange Documents, as in effect prior to the execution of this Agreement.

8.     Miscellaneous.

8.1     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Interpace Diagnostics Group, Inc.
Morris Corporate Center 1, Building A
300 Interpace Parkway

Parsippany, NJ 07054
Telephone: 412-224-6100
Attention: Jack E. Stover, President and Chief Executive Officer

Email: jstover@interpacedx.com

With a copy to:

Pepper Hamilton LLP

The New York Times Building
620 Eighth Avenue, 37th Floor

New York, New York 10018-1405
Telephone: 212-808-2711

Facsimile: 212-286-9806
Attention: Merrill M. Kraines, Esq.

Email: krainesm@pepperlaw.com

If to the Investor, to its address, facsimile number and e-mail address set forth on the signature page of the Investor, with a copy (for information purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.5     Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to Maxim Group). The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.6     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.7     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.8     Entire Agreement. This Agreement and the other Exchange Documents represent the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.9     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10     Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

8.11     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.12     Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing, the exchange of the Existing Note for the Exchanged Notes, the delivery of the Exchanged Notes and, upon conversion of the Exchanged Conversion Note, the issuance and delivery of the Exchanged Conversion Shares.

8.13     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.15     Independent Nature of Investor's Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other holder of Notes (each, an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any agreement by and between the Company and such Other Investor (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

 [Exchange Agreement Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

Hudson Bay Master Fund Ltd.

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Address:

777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth Facsimile: (212) 571-1279 E-mail: investments@hudsonbaycapital.com

[Exchange Agreement Signature Page]

Disclosure Schedules

to

Exchange Agreement

This document and any attachments hereto constitute the Schedules referred to in the Exchange Agreement (the “Agreement”), dated as of March 22, 2017, by and between Interpace Diagnostics Group Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms as set forth in the Agreement.

The numbered sections and subsections referenced in this Disclosure Schedule correspond to the numbered sections and subsections of the Agreement. The headings in this Disclosure Schedule are for reference purposes only and are not a part of the responses to representations or warranties or a qualification of the representations and warranties of the Company set forth in the Agreement.

Notwithstanding anything to the contrary contained in this Disclosure Schedule or in the Agreement, the information and disclosures contained in any section of this Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of this Disclosure Schedule as though fully set forth in such other section for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in any section of this Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by the Agreement. Such information and the dollar thresholds set forth in the Agreement shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or similar terms whether used in the Agreement or otherwise.

Disclosure Schedules

to

Exchange Agreement

by and between

Interpace Diagnostic Group, Inc.

and

Hudson Bay Master Fund Ltd

******************************************************************

Schedule 2.3	Conflicts

Schedule 2.4	Consents

Schedule 2.6	Note Modifications

Schedule 2.8	SEC COMPLIANCE

Schedule 2.10	Undisclosed Events

Schedule 2.15	Preemptive or Other Rights

Schedule 2.16	Permitted Indebtedness

Schedule 2.17	Litigation

Schedule 2.18	Patents; Intellectual Property Rights

Schedule 2.21	Tax Status

Schedule 2.3

Conflicts

A.     In connection with the Company’s registered direct public offering completed on January 6, 2017 (the “Second Registered Direct Offering”), the Company granted each institutional investor who participated in the Second Registered Direct Offering the right, for a period of 15 months following January 6, 2017, or until April 6, 2018, to participate in any public or private offering by the Company of equity securities, subject to certain exceptions, up to such investor’s pro rata portion of 50% of the securities being offered. The Company has not provided written notice to any of the investors in connection with the issuance of the warrant to purchase 100,000 shares of Common Stock to RedPath Equityholder Representative, LLC (the “RedPath Equityholder Representative”) pursuant to that certain Termination Agreement, dated on or about the date hereof, by and between the Company and the RedPath Equityholder Representative (the “Termination Agreement”).

B.      The Permitted Senior Indebtedness

Schedule 2.4

Consents

A.

On March 22, 2017, the Company submitted a Listing of Additional Shares notification to The Nasdaq Capital Market (“Nasdaq”) covering the issuance of the Exchanged Conversion Shares. As of the date hereof, the Company has not yet received approval for the issuance of the Exchange Conversion Shares from Nasdaq.

B.	See Schedule 2.3(A) and (B), which are incorporated herein by reference

Schedule 2.6

Note Modifications

A.     Amendment No. 1 to the Original Note dated as of July 30, 2015, reducing the principal amount thereof;

B.     Limited Waiver, Consent and Amendment No. 2 to the Original Note dated as of October 30, 2015, amending the payment terms in Section 4 thereof;

C.     Amendment No. 3 to the Original Note dated as of September 30, 2016, amending the Payment Terms in Section 4 thereof;

D.     Amendment No. 4 to the Original Note dated as of October 31, 2016, amending the Payment Terms in Section 4 thereof; and

E.     Amendment No. 5 to the Original Note dated as of November 16, 2016, amending the Payment Terms in Section 4 and the Events of Default in Section 10 thereof.

Schedule 2.8

SEC Compliance

1.  Current Report on Form 8-K filed on October 13, 2016.

Schedule 2.10

Undisclosed Events

None.

Schedule 2.15

Preemptive or Other Rights

1.     See Schedule 2.3(A), which is incorporated herein by reference

2.     As of the date hereof, the Company has options and warrants to purchase Common Stock outstanding and such options and warrants have been disclosed in the Company’s SEC filings or have been issued pursuant to the Company’s Stock Incentive Plan.

3.     In connection with the Termination Agreement, the Company agreed to issue warrants to purchase 100,000 shares of Common Stock, exercisable at $4.69 per share and subject to a six-month lock up, to the RedPath Equityholder Representative in exchange for termination of the royalty and milestone rights provided in that certain Contingent Consideration Agreement, dated October 31, 2014, entered into in connection with the Company’s acquisition of RedPath Integrated Technologies, Inc. (“RedPath”).

4.     The Permitted Senior Indebtedness.

Schedule 2.16

Indebtedness

A.     Indebtedness in the form of insurance premiums financed through the applicable insurance company.

B.     Settlement Agreement, dated as of January 28, 2013, by and between the United States Department of Justice (“DOJ”) and RedPath (now known as Interpace Diagnostics Corporation) whereby RedPath has agreed to make certain annual payments to the DOJ. The Company believes the revenue amounts related to this agreement were below $9,000,000 in 2016.

C.     Payments due to former sales representatives under the Contractual Sales Organization (“CSO”) Incentive Plan in the aggregate amount of approximately $678,000 (including taxes), of which approximately $56,000 remains due as of the date hereof.

D.     As of the date hereof, the Company had outstanding royalty payments due to third parties in the aggregate amount of approximately $827,000.

E.     The Company had entered into payment plans with certain vendors with outstanding claims on a case by case basis. Claims for which the Company is seeking to restructure or pay on such plans amount to $4,166,000 as of the date hereof. Further, the Company has received collection notices and threats of litigation on smaller debts totaling $526,000, including lease default for its corporate premises of $139,000.

F.     See Schedule 2.21(A), which is incorporated herein by reference.

Schedule 2.17

Litigation

A.

On May 27, 2016, Michael J. Swann, one of the Company’s former employees, filed a complaint against the Company in the Court of Common Pleas of the Fifth Judicial Circuit in South Carolina in a matter entitled Michael J. Swann v. Akorn, Inc., and Interpace Diagnostic Group Inc. (Civil Action No. 2016-CP-40-03362). In the complaint, Mr. Swann alleges, among other things, that he was discriminated against and wrongfully terminated as a member of a sales force marketing pharmaceutical products of Akorn, Inc., because of an illness suffered by Mr. Swann. Mr. Swann alleges that he was discriminated against in violation of the Americans with Disabilities Act/Americans with Disabilities Act Amendments Act and the Family Medical Leave Act and seeks damages for back pay, reinstatement, front pay, compensatory and punitive damages in an amount not less than $300,000, attorney’s fees and costs. The Company denies that it is liable to Mr. Swann for any of the claims asserted and intends to vigorously defend itself against those claims.

B.

As previously disclosed in the SEC Documents, on April 8, 2015, Prolias Technologies, Inc. (“Prolias”) filed a complaint against the Company with the Superior Court of New Jersey (Morris County) in a matter entitled Prolias Technologies, Inc. v. PDI, Inc. (Docket No. MRS-L-899-15). In the Complaint, Prolias alleged that it and the Company entered into an August 19, 2013 Collaboration Agreement and a First Amendment thereto (collectively, the “Collaboration Agreement”), whereby Prolias and the Company agreed to work in good faith to commercialize a diagnostic test known as “Thymira.” Thymira is a minimally invasive diagnostic test that detects thyroid cancer.

On August 15, 2016, the Court granted the Company’s motion and dismissed Prolias’ complaint with prejudice and struck Prolias’ answer to the Company’s counterclaims. On September 22, 2016, the Court granted the Company’s request to enter default judgment against Prolias for failure to plead or otherwise respond to the counterclaims. Thereafter, on October 13, 2016, the Company filed an application to enter final judgment and taxing of costs against Prolias. The Company requested that the Court enter final judgment against Prolias and in favor of the Company, and a declaratory judgment that Prolias is deemed to have executed and delivered to the Company a promissory note in the amount of $1,000,000.000 under Article 10.2(a) of the Collaboration Agreement. On November 17, 2016, the Court denied the Company’s application without prejudice and with leave to refile. On February 16, 2017, the Company refiled its application for final judgment. On March 9, 2017, final judgment by default was entered in favor of the Company, and against Prolias, in the sum of $636,052.61, plus ten percent interest continuing to accrue on the principal balance of $500,000 (per diem $136.99) unless and until paid. Final judgment was also entered in favor of the Company, and against Prolias, declaring Prolias is deemed to have executed and delivered to Interpace a promissory note in the amount of $1,000,000.00, and Prolias is obligated to repay to the Company the principal amount and all interest in accordance with the terms of the promissory note and Article 10.2(a) of the Collaboration Agreement by and between Prolias and the Company. On March 17, 2017, the Company requested that the final judgment against Prolias be recorded as a statewide lien.

C.	See Schedule 2.16(E), which is incorporated herein by reference.

Schedule 2.18

Patents; Intellectual Property Rights

A. Patents

Transaction Party	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
Interpace Diagnostic Corporation	U.S.	Topographic Genotyping For Determining The Diagnosis, Malignant Potential, And Biologic Behavior Of Pancreatic Cysts And Related Conditions	14/305,727	16-Jun-2014	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	9,341,628	27-Nov-2013	17-May-2016	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	15/147,960	06-May-2016	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/692,727	03-Dec-2012	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/954,247	30-Jul-2013	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	62/267,619	15-Dec-2015	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	15/378,370	14-Dec-2016	N/A	Interpace Diagnostic Corporation

Transaction Party	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
Interpace Diagnostics, LLC	JP	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	5520605	19-Sep-2007	11-Apr-2014	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	AU	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2007299828	19-Sep-2007	10-Jul-2014	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	CA	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2664383	19-Sep-2007	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	EP	MICRO Rnas DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF	2487240B1	19-Sep-2007	16-Nov-2016	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Methods And Compositions Involving Mir-135b For Distinguishing Pancreatic Cancer From Benign Pancreatic Disease	13/615,066	13-Sep-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	13/299,226	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	EP	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	14150739.2	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	JP	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2013-540026	17-Nov-2011	N/A	Interpace Diagnostics, LLC

Transaction Party	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
Interpace Diagnostics, LLC	AU	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2011329772	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	CA	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	2817882	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	BR	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	BR1120130122650	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	IL	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	226356	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Diagnostic Biomarkers To Distinguish Benign From Malignant Thyroid Tumors	13/662,450	27-Oct-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Diagnostic Mirnas For Differential Diagnosis Of Incidental Pancreatic Cystic Lesions	13/801,737	13-Mar-2013	N/A	Interpace Diagnostics, LLC
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290066B1	31-May-2005	18-Mar-2015	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290067B1	31-May-2005	10-Dec-2014	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290070	31-May-2005	25-Mar-2015	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290071B1	31-May-2005	31-Dec-2014	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290072B1	31-May-2005	17-Dec-2014	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2290075B1	31-May-2005	31-Dec-2014	N/A
Licensed from Asuragen, Inc.	Europe	Methods And Compositions Involving Microrna	EP2474616B1	31-May-2005	08-Jul-2015	N/A
Licensed from Asuragen, Inc.	US	Methods And Compositions Involving Microrna	14/062,612	24-Oct-2013	N/A	N/A

B.      Expired, Terminated or Abandoned Intellectual Property:

1. U.S. Application No. 11/857,948 was unintentionally abandoned on August 30, 2016. A petition to revive along with the response to the Final Office Action was filed on March 22, 2017;

2. Trademark: MIRINFORM (Reg. No. 3,546,361) – abandoned on July 17, 2015;

3. Trademark: PATHFINDERTG (Reg. No. 3208314) – in grace period unless a filing is made by August 13, 2017 this registration will be cancelled;

4.Trademark: BARAGEN (Reg. No. 86/390,390) – abandoned on November 21, 2016;

5.Trademark: INTERPACEDX (Reg. No. 86/526,999) – abandoned on June 20, 2016;

6.Trademark: THYMIRA (Reg. No. 86/370,332) – abandoned on January 18, 2016;

7.Trademark: MANAGEMDX (Reg. No. 86/434,107) – abandoned on November 30, 2016;

Schedule 2.21

Tax Status

A.     The Company has approximately $277,000.00 of outstanding state tax liabilities known to be claimed due by the taxing authority of various state jurisdictions.